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                                                                    EXHIBIT 4.11






                                DELTA FAMILY-CARE
                                  SAVINGS PLAN


                                 AMENDMENT NO. 1
                                     to the
                             NOTE PURCHASE AGREEMENT

                                      among

                            DELTA FAMILY-CARE SAVINGS
                                  SAVINGS PLAN,

                                                                      Issuer


                             DELTA AIR LINES, INC.,

                                                                      Guarantor

                                       and

                                       the

                      PARTY NAMED HEREIN AS THE PURCHASER,

                                                                      Purchaser



                            Dated as of July 27, 1999






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         THIS AMENDMENT (the "AMENDMENT"), dated as of July 27, 1999 to the Note
Purchase Agreement (the "NOTE PURCHASE AGREEMENT") dated as of February 22, 1990 among the Delta Family-Care Savings Plan and the trust established thereunder (together, the "ESOP"), Delta Air Lines, Inc., a Delaware corporation (together with its successors and assigns, the "COMPANY"), and the party identified on the signature page hereof as the Purchaser (the "PURCHASER").

                                    RECITALS

         WHEREAS, the ESOP has previously issued $481,400,000 aggregate principal amount of Guaranteed Serial ESOP Notes (the "NOTES") in three series pursuant to several Note Purchase Agreements, each dated February 22, 1990, among the ESOP, as issuer, the Company, as guarantor, and the respective purchasers named therein, (collectively, including the Note Purchase Agreement, the "NOTE PURCHASE AGREEMENTS");

         WHEREAS, the ESOP has repaid in whole the Series A Notes and the Series B Notes issued under the Note Purchase Agreements, and there is currently outstanding $290,194,981 aggregate principal amount of Series C Notes under the Note Purchase Agreements;

         WHEREAS, the Purchaser is the holder of record as of 5:00 p.m., New York City time, on July 8, 1999 (such time and date, the "RECORD DATE") of the principal amount of Series C Notes issued under the Note Purchase Agreement as set forth opposite its name on the signature page hereto;

         WHEREAS, the Company desires to execute and deliver this Amendment for the purpose of eliminating from the Note Purchase Agreements certain negative covenants applicable to the Company, and the ESOP has consented to this Amendment;

         WHEREAS, Section 14.3 of each of the Note Purchase Agreements provides that the Note Purchase Agreements may be amended, subject to certain exceptions specified in such Section 14.3, which are not applicable to the Amendment, with the consent of the ESOP, the Company and the holders of at least two-thirds of the aggregate principal amount of the Notes of all series outstanding at the time of a determination required under the Note Purchase Agreements (the "REQUISITE CONSENTS");

         WHEREAS, contemporaneously with this Amendment, the ESOP and the Company propose to enter into similar agreements with the other holders of Series C Notes in order to obtain the Requisite Consents to amend the Note Purchase Agreements as set forth in Article 1 of this Amendment (the "PROPOSED AMENDMENT");
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         WHEREAS, the ESOP, the Company and the Purchaser have agreed that the
Note Purchase Agreement be amended in the manner provided for in this Amendment;

         WHEREAS, all other conditions and requirements necessary to make this Amendment valid and binding in accordance with its terms and the terms of the Note Purchase Agreement have been satisfied.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the ESOP, the Company and the Purchaser hereby covenant and agree as follows:

         All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement.



                                    ARTICLE 1

         AMENDMENTS TO CERTAIN PROVISIONS OF THE NOTE PURCHASE AGREEMENT

         SECTION 1.1. Amendment of Certain Provisions of the Note Purchase Agreement. The Note Purchase Agreement is hereby amended in the following respects:

         The Section headings and the text of each of Sections 6.1 and 6.2, and all references thereto, are hereby deleted in their entirety and replaced with the following:

                     "[Intentionally Deleted by Amendment]".



                                    ARTICLE 2

                                SUNDRY PROVISIONS

         SECTION 2.1. Effect of Amendment. Subject to Section 3.01 of this Amendment, upon the execution and delivery of this Amendment by the ESOP, the Company and the Purchaser, the Note Purchase Agreement shall be modified in accordance herewith, and this Amendment shall form a part of the Note Purchase Agreement for all purposes; and every holder of Notes issued under the Note Purchase Agreement shall be bound thereby. Subject to Section 3.01 of this Amendment, upon the execution of this Amendment, the Proposed Amendment


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shall automatically take effect.

         SECTION 2.2. Note Purchase Agreement Remains in Full Force and Effect. Except as amended hereby, all provisions in the Note Purchase Agreement shall remain in full force and effect.

         SECTION 2.3. Note Purchase Agreement and Amendment Construed Together. The Note Purchase Agreement and this Amendment shall henceforth be read and construed together.



                                    ARTICLE 3

                                  MISCELLANEOUS

         SECTION 3.1. Effectiveness. The effectiveness of this Amendment is conditioned upon the Required Holders having executed an amendment to the Note Purchase Agreements in substantially the form hereof. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

         SECTION 3.2. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 3.3. Separability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.4. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the principles of conflict of law thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

                                            Guarantor:
                                            DELTA AIR LINES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            Issuer:
                                            DELTA FAMILY-CARE SAVINGS PLAN

                                            By: FIDELITY MANAGEMENT TRUST
                                            COMPANY, as ESOP Trustee


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            -----------------------------------
Outstanding principal
amount of Notes held
on the Record Date:                         Purchaser:


$
 --------------------------------           By:
                                               --------------------------------
                                               Name:
                                               Title:



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